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                                  EXHIBIT 21
                        SUBSIDIARIES OF THE REGISTRANT

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                                      Jursidiction of Incorporation     Names under Which Subsidiaries Do
 Name of Subsidiary                   or Organization                   Business
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
 MAPICS Australia Pty. Ltd.           Australia                         MAPICS Australia Pty. Ltd.
 MAPICS do Brasil Ltda.               Brazil                            MAPICS do Brasil Ltda.
 3566196 Canada, Inc.                 Canada                            3566196 Canada, Inc.
 MAPICS EMEA Support Center B.V.      Netherlands                       MAPICS EMEA Support Center B.V.
 MAPICS Sweden AB                     Sweden                            MAPICS Sweden AB
 MAPICS Singapore Pte. Ltd.           Singapore                         MAPICS Singapore Pte. Ltd.
 MAPICS GmbH                          Germany                           MAPICS GmbH
 MAPICS KK                            Japan                             MAPICS KK
 MAPICS UK Ltd.                       United Kingdom                    MAPICS UK Ltd
 MAPICS France S.A.R.L.               France                            MAPICS France S.a.r.l.
 MAPICS International Corporation     Barbados                          MAPICS International Corporation
 MAPICS, Hong Kong Limited            Hong Kong                         MAPICS, Hong Kong Limited
 MAPICS U, Inc.                       Georgia                           MAPICS U, Inc.
 Pivotpoint, Inc.                     Massachusetts                     Pivotpoint, Inc.
 Minx Software, Inc.                  Massachusetts                     Minx Software, Inc.
 Thru Put Corporation                 California                        Thru Put Corporation
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